Exhibit 99.1

Cincinnati Bell Prices Offering of $500 Million of 8.25% Senior Notes Due 2017

CINCINNATI--(BUSINESS WIRE)--September 30, 2009--Cincinnati Bell Inc. (NYSE: CBB) today announced that it has priced a public offering of $500 million aggregate principal amount of senior notes due 2017. The notes will bear interest at a rate of 8.25 percent per annum, payable semi-annually on April 15 and October 15, and the first interest payment date will be April 15, 2010.

The 8-year notes were priced at 98.562 percent of par to yield 8.5 percent, resulting in net proceeds to Cincinnati Bell of $482.8 million after deducting underwriting discounts and commissions. The net proceeds of the offering will be used to call the company’s outstanding 7¼% Senior Notes due 2013 in an amount of $440 million plus accrued interest and call premium, as well as for other general corporate purposes.

The company expects the issuance and delivery of the senior notes to occur on October 5, 2009, subject to customary closing conditions. The senior notes were offered pursuant to an automatic shelf registration statement on Form S-3 filed on September 30, 2009 with the Securities and Exchange Commission (“SEC”).

Morgan Stanley acted as the Lead Bookrunning Manager for the senior note offering. Copies of the prospectus supplement and accompanying base prospectus may be obtained from the SEC’s website at www.sec.gov or by contacting Morgan Stanley at prospectus@morganstanley.com, or Morgan Stanley & Co. Incorporated, Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This release may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the company documents filed with the SEC that identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: changing market conditions and growth rates within the telecommunications industry or generally within the overall economy; changes in competition in markets in which the company operates; pressures on the pricing of company products and services; advances in telecommunications technology; the ability to generate sufficient cash flow to fund the company’s business plan, repay the company’s debt and interest obligations, and maintain its networks; the ability to refinance indebtedness when required on commercially reasonable terms; changes in the telecommunications regulatory environment; changes in the demand for the company’s services and products; the demand for particular products and services within the overall mix of products sold, as the company’s products and services have varying profit margins; the company’s ability to introduce new service and product offerings on a timely and cost effective basis; work stoppage caused by labor disputes; restrictions imposed under various credit facilities and debt instruments; the company’s ability to attract and retain highly qualified employees; the company’s ability to access capital markets and the successful execution of restructuring initiatives; changes in the funded status of the company’s retiree pension and healthcare plans; disruption in operations caused by a health pandemic, such as the H1N1 influenza virus; changes in the company’s relationships with current large customers, a small number of whom account for a significant portion of company revenue; and disruption in the company’s back-office information technology systems, including its billing system.

The information contained in this release represents Cincinnati Bell’s current intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and company assumptions. The company may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Cincinnati Bell’s assumptions or otherwise. The cautionary statements contained or referred to in this release should be considered in connection with any subsequent written or oral forward-looking statements that Cincinnati Bell or persons acting on its behalf may issue.

About Cincinnati Bell Inc.

With headquarters in Cincinnati, Ohio, Cincinnati Bell (NYSE:CBB) provides integrated communications solutions - including local, long distance, data, Internet, wireless and entertainment services - that help keep residential and business customers connected with each other and with the world. In addition, businesses ranging in size from start-up to large enterprises turn to Cincinnati Bell for efficient, scalable office communications systems as well as complex information technology solutions including data center and managed services. Cincinnati Bell conducts its operations through three business segments: Wireline, Wireless, and Technology Solutions.

CONTACT:
Cincinnati Bell Inc.
Investor Contact:
Kurt Freyberger, 513-397-1055
kurt.freyberger@cinbell.com
or
Media Contact:
Lisa McLaughlin, 513-368-1860
lisa.mclaughlin@gyrohsr.com